Exhibit 10.20

FIRST AMENDMENT

to a Long Term Employment Agreement

Effective Date: August 1st, 2024

Between:

NorthStar Earth & Space Europe S.à r.l., established and having its registered office at 24-28, rue Goethe, L-1637 Luxembourg, Grand-Duchy of Luxembourg, and registered in the Luxembourg Trade and Companies Register under number B266625, duly represented by Mr. Stewart Bain, Manager of category A, and by Mr. Blazej Gladysz-Lehmann, Manager of category B,

hereinafter referred to as the “Company”;

And:

Brendan Thorn, born June 29, 1991 in Matsqui (Canada), residing at 165, rue Principale, L-5366 Munsbach, Grand-Duchy of Luxembourg,

hereinafter referred to as the “Employee”;

the Employee and the Company are hereinafter referred to, individually, as a “Party”, and collectively as, the “Parties”.

WHEREAS the Parties have entered into a Long Term Employment Agreement on July 3rd, 2023 (the “Agreement”);

WHEREAS the Parties wish to modify certain terms of the Agreement by this amendment (the “Amendment”);

AND WHEREAS capitalized but undefined terms used herein shall have the respective meanings attributed to such terms in the Agreement;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1)	Section 1.1 is hereby deleted and replaced by the following:

The Employee is employed to act as Product Manager. In this position, he will have to report to the Company’s board or any other designated person. His duties will require him to work closely with the development team to ensure that they have the information, resources, and support they need to build the Company’s products effectively and will notably include, but will not be limited to, the performance of the following tasks:

●	Ensure the product vision is implemented cleanly and precisely while balancing it with minimizing technical debt and sound architectural decisions, in collaboration with the technical lead.

Work closely with other POs and PMs to synchronize roadmaps and product vision, identify and manage dependencies to form a coherent release management plan.

●	Define the acceptance criteria for each feature or requirement and ensure that the development team understands what needs to be delivered.

●	Define and prioritize the product backlog and ensure that the development team is working on the right things at the right time.

●	Review the work produced by the development team and accept or reject it based on whether it meets the acceptance criteria.

●	Determine which features and requirements are most important and prioritizing them based on the product roadmap and customer needs.

●	Document product releases for customers and internal teams

●	Communicate with stakeholders, including customers, the development team, and senior management, to ensure that everyone is aligned on the product vision and goals.

●	Work closely with the development team to ensure that they have the information, resources, and support they need to build the product effectively.

●	Track the performance of the product and make changes as necessary to ensure that it meets the needs of customers and the business.

2)	A section 5.1 is hereby added to the Agreement as follows:

The Employee’s gross annual salary in respect of his service under this Agreement on a full-time basis shall be EUR 135,100- (one hundred thirty-five thousand one hundred); based on the index applicable at Commencement Date) subject to all legal and statutory deductions. The other terms and conditions of the Agreement remain unchanged.

3)	This Amendment and any non-contractual obligations arising out of or in relation to this Amendment shall be governed by, and shall be construed in accordance with, the laws of Luxembourg, especially the Labour Code, and the parties give exclusive jurisdiction to the Luxembourg Courts.

This Amendment may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. If a party signs the signature page and faxes (or scans and emails) the signature page to the other party or signs this Amendment by electronic signature, then such signature page shall be deemed an original signature page to this Amendment and shall constitute the execution and delivery of this Amendment by the sending party.

[Remainder of the page left blank – signature page follows]

Done in two originals in Luxembourg on July 25th, 2024, each Party declaring having received one original.

The Company

/s/ Stewart Bain		/s/ Blazej Gladysz-Lehmann
By:	Mr. Stewart Bain	By:	Mr. Blazej Gladysz-Lehmann
Title:	Manager of category A	Title:	Manager of category B

Signature date:	7/25/2024	Signature date:	25/7/2024

The Employee

/s/ Brendan Thorn
Name:	Brendan Thorn

Signature date:	7/25/2024